UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (651) 236-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 6, 2017, H.B. Fuller Company (the “Company”) held its 2017 Annual Meeting of Shareholders (“Annual Meeting”) for the purposes of the election of three directors for a three-year term, a non-binding advisory vote to approve the compensation of our named executive officers disclosed in the proxy statement, a non-binding advisory vote on the frequency of an advisory vote on executive compensation and the ratification of the appointment of KPMG LLP as H.B. Fuller’s independent registered public accounting firm for the fiscal year ending December 2, 2017. As of the record date, there was a total of 50,341,880 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 48,372,112 shares of Common Stock were represented in person or by proxy, therefore a quorum was present.

The voting results for the election of three directors for a three year-term were as follows:

	For	Withheld	Broker Non-Votes
J. Michael Losh	44,327,724	562,092	3,482,296
Lee R. Mitau	44,333,957	555,859	3,482,296
R. William Van Sant	44,329,943	559,873	3,482,296

The voting results on a non-binding advisory vote to approve the compensation of the Company’s named executive officers disclosed in the Company’s 2017 proxy statement were as follows:

For	Against	Abstain	Broker Non-Votes
42,329,710	2,403,498	156,608	3,482,296

The voting results on a non-binding advisory vote on frequency of an advisory vote on executive compensation were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
37,204,971	36,275	7,555,323	92,797	3,482,296

Votes regarding ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 2, 2017, were as follows:

For	Against	Abstain
47,646,147	647,679	78,286

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2017

H.B. FULLER COMPANY By: /s/ Timothy J. Keenan Timothy J. Keenan Vice President, General Counsel and Corporate Secretary